Exhibit 11

                           NEW YORK HEALTH CARE, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                   (UNAUDITED)
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                                                   For The Three Months         For The Nine Months
                                                    Ended September 30,          Ended September 30,
                                                   --------------------         --------------------
                                                    1996           1997          1996        1997
                                                    ----           ----          ----        ----
Earnings:
   Net income (loss) (pro forma for the three
     and nine months ended September 30, 1996)  $   (28,623)   $    50,359   $   273,592   $   171,923
                                                ===========    ===========   ===========   ===========
Shares:
   Weighted average number of shares
     outstanding                                  2,500,000      3,750,000     2,500,000     3,750,000
   Additional shares assuming exercise
     of options                                      18,750         23,437        18,750        23,437
   Additional shares whose proceeds
     would be necessary to pay
     S-Corporation dividend                         917,465                      917,465
                                                -----------    -----------   -----------   -----------
 Weighted average
   number of common
   shares and common
   share equivalents
   outstanding                                    3,436,215      3,773,437     3,436,215     3,773,437
                                                ===========    ===========   ===========   ===========
 Net income (pro forma for the three and
   nine months ended  September  30, 1996)
   per common share and common share
   equivalents                                        $(.01)          $.01          $.08          $.05
                                                      =====          =====          ====          ====
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